UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2021

VERACYTE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36156	20-5455398
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

6000 Shoreline Court, Suite 300, South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 243-6300
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value, $0.001 per share	VCYT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.    Results of Operations and Financial Condition.

On May 10, 2021, Veracyte, Inc. (the “Company”)issued a press release announcing its financial results for the quarter ended March 31, 2021. The full text of the press release is furnished as Exhibit 99.1 to this report.

The information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 10, 2021, the Company announced that the Board of Directors of the Company (the “Board”) appointed Marc Stapley as the Chief Executive Officer of the Company, effective as of June 1, 2021 (the “Transition Date”), and as a Class II director of the Board, effective following the Company’s annual meeting of stockholders to be held on June 7, 2021. Effective as of the Transition Date, Bonnie H. Anderson, the Company’s Chief Executive Officer and chairman of the Board, will resign from her position as Chief Executive Officer and be appointed as the Company’s Executive Chair. Ms. Anderson will continue to serve on the Board.

Prior to his appointment, Mr. Stapley served as the Chief Executive Officer of Helix OpCo, LLC, a genomics company, from April 2019 to May 2021. Prior to that, Mr. Stapley served in key managerial positions at Illumina, Inc., a genetic sequencing company, including as Chief Financial Officer from January 2012 to January 2017, as Chief Administrative Officer from December 2015 to October 2017, and from as Executive Vice President from October 2017 to January 2019. From 2009 to 2012, Mr. Stapley served as Senior Vice President, Finance at Pfizer Inc., a pharmaceutical company. Mr. Stapley has served as a member of the board of directors of Glaukos Corporation, an ophthalmic medical technology company, since July 2014, and has served as a member of the board of directors of Helix since April 2019. Mr. Stapley holds a B.Sc. (Honors) in Mathematics from The University of Reading (England) and is a member of the Institute of Chartered Accountants in England and Wales.

There is no arrangement or understanding between Mr. Stapley and any other persons pursuant to which he was selected as Chief Executive Officer or director. Mr. Stapley has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with his appointment as Chief Executive Officer, on May 7, 2021, Mr. Stapley entered into a letter agreement (the “Letter Agreement”) with the Company, effective as of the Transition Date, which includes the following terms: (i) an annual base salary of $600,000 per year (the “Base Salary”), (ii) an annual discretionary bonus of up to 100% of Mr. Stapley’s Base Salary subject to the achievement of performance objectives, (iii) a restricted stock unit (the “RSU Award”) representing the opportunity to receive an aggregate of approximately $2 million in shares of the Company’s common stock (“Common Stock”), with the shares underlying the RSU Award vesting as to 1/4th of such shares on June 2, 2022, and then in equal quarterly installments over the following 12 quarters, so long as Mr. Stapley continues to provides services to the Company through such vesting dates, (iv) an option to purchase approximately $3 million in shares of Common Stock, vesting as to 1/4th of such shares on June 1, 2022, and then in equal monthly installments over the following 36 months, so long as Mr. Stapley continues to provides services to the Company through such vesting dates and (v) a performance-based restricted stock unit (the “PSU Award”) representing the opportunity to receive an aggregate of approximately $1 million in shares of Common Stock, vesting as to 1/3rd of the shares covered by such PSU Award upon the Board’s determination that the Company achieved certain performance metrics for the year ending December 31, 2022, and as to 2/3rds of the shares covered by such PSU Award upon the Board’s determination that the Company achieved certain performance metrics for the year ending December 31, 2023, on the same terms and conditions as performance-based restricted stock units granted to the Company’s other executive officers in February 2021, and so long as Mr. Stapley continues to provides services to the Company through such vesting dates.

In addition, Mr. Stapley will enter into a Change of Control and Severance Agreement (the “Change of Control Agreement”) with the Company, which will be effective as of the Transition Date. The Change of Control Agreement entitles Mr. Stapley to certain severance payments and other benefits if his employment is terminated by the Company without “cause,” or upon his resignation for “good reason,” each as defined in the Change of Control Agreement. Upon any such termination of Mr. Stapley’s employment not related to a Change Of Control (as defined in the Change of Control Agreement), he would be entitled to receive: a severance payment equal to 100% of his then-current base salary; a prorated amount of his target bonus for the then-current fiscal year based upon the Company’s actual performance for such year; and reimbursement for any COBRA coverage elected by Mr. Stapley for himself and his covered dependents through the earlier of (i) 12 months following such termination and (ii) the date Mr. Stapley and his covered dependents become eligible for coverage under another employer’s plans. If Mr. Stapley’s termination without “cause” or resignation for “good reason” occurs between two months prior to and 12 months following a Change of Control of the Company, then he would be entitled to receive: a severance payment equal to 200% of his then-current base salary; a bonus payment equal to 200% of the greater of: (A) the greater of (x) Mr. Stapley’s target bonus for the fiscal year in which the Change of Control occurs or (y) Mr. Stapley’s target bonus as in effect for the fiscal year in which the termination of his employment occurs, or (B) Mr. Stapley’s actual bonus for performance during the calendar year prior to the calendar year during which the termination of employment occurs; reimbursement for any COBRA coverage elected by Mr. Stapley for himself and his covered dependents through the earlier of (i) 24 months following such termination and (ii) the date Mr. Stapley and his covered dependents become eligible for coverage under another employer’s plans; and 100% vesting acceleration of then-unvested and outstanding equity awards, provided that for any then-unvested and outstanding performance-based equity awards, any applicable performance criteria will be deemed achieved at the target level unless otherwise set forth in the applicable award agreement.
In connection with his appointment as Chief Executive Officer, Mr. Stapley will enter into the Company’s standard form of indemnification agreement, which is filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the U.S. Securities and Exchange Commission on October 7, 2013 (File No. 333-191282).

The foregoing summaries of the Letter Agreement and Change in Control Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the Letter Agreement and Change in Control Agreement, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2021.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release issued by Veracyte, Inc. dated May 10, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	May 10, 2021

VERACYTE, INC.

		By:	/s/ BONNIE H. ANDERSON
		Name:	Bonnie H. Anderson
		Title:	Chief Executive Officer
Principal Executive Officer